Exhibit 7.1

Admob Terms of Use

Please refer to the content guidelines for information regarding acceptable use of content.
PLEASE READ THIS USER AGREEMENT ("AGREEMENT") CAREFULLY BEFORE USING THE SERVICES OFFERED BY ADMOB, INC. ("COMPANY"). BY CLICKING THE "SUBMIT" BOX, YOU AGREE TO BECOME BOUND BY THE TERMS AND CONDITIONS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT, CLICK ON THE "CANCEL" BUTTON AND YOU WILL NOT HAVE ANY RIGHT TO USE THE SERVICES OFFERED BY COMPANY. COMPANY'S ACCEPTANCE IS EXPRESSLY CONDITIONED UPON YOUR ASSENT TO ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT, TO THE EXCLUSION OF ALL OTHER TERMS; IF THESE TERMS AND CONDITIONS ARE CONSIDERED AN OFFER BY COMPANY, ACCEPTANCE IS EXPRESSLY LIMITED TO THESE TERMS.

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The Web pages available at www.admob.com, and all linked pages unless indicated otherwise ("Site"), are owned and operated by Company, and are accessed by you ("User") under the following terms and conditions: ACCESS TO THE SERVICES. Subject to the terms and conditions of this Agreement, Company may offer to provide certain services that relate to facilitating the purchase and sale of mobile advertisements by bringing together mobile advertisers and publishers, as described more fully on the Site, and which are selected by User through the process provided on the Site ("Services"). Company may change, suspend or discontinue the Services (or User's access thereto) at any time, including the availability of any feature, advertisement, publisher or Content, without notice or liability. Company reserves the right, at its discretion, to refuse to allow access to the Services to any User at any time. Company also reserves the right, at its discretion, to modify this Agreement at any time by posting a notice on the Site, or by sending User a notice via email or postal mail. Use of the Services by User following such notification constitutes User's acceptance of the modified terms and conditions. User certifies to Company that if User is an individual (i.e., not a corporation) User is at least 18 years of age. User also certifies that it is legally permitted to use the Services and access the Site, and takes full responsibility for the selection and use of the Services. This Agreement is void where prohibited by law, and the right to access the Site is revoked in such jurisdictions.

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RESTRICTIONS. User (whether a publisher, advertiser or otherwise) warrants, represents and agrees that it will not contribute, submit or make available through the Services, or use the Services in connection with, any Content that is infringing, libelous, defamatory, obscene, pornographic, abusive, offensive or otherwise violates any law or right of any third party. If User is a publisher, User shall not, and shall not authorize or encourage any third party to generate fraudulent impressions of or fraudulent clicks on any advertisement, including but not limited to, through repeated manual clicks, the use of robots or other automated query tools and/or computer generated search requests, and/or the fraudulent use of other search engine optimization services and/or software. Company reserves the right to remove any Content from the Site at any time, or to terminate User's right to use the Services or access the Site, for any reason (including, but not limited to, upon receipt of claims or allegations from third parties or authorities relating to such Content or if Company is concerned that User may have breached the terms of this paragraph), or for no reason at all, subject to the provisions of paragraph 13 ("Termination"). User is responsible for all of its activity in connection with the Services and accessing the Site. User may not post or transmit, or cause to be posted or transmitted, any communication or solicitation designed or intended to obtain password, account, or private information from any Company user. User shall not use any part of the Site or Services to violate the security of any computer network, crack passwords or security encryption codes, transfer or store material that is deemed threatening or obscene, or engage in any kind of illegal activity. User will not run Maillist, Listserv, any form of auto-responder, or "spam" on the Site or Services, or any processes that run or are activated while the User is not logged in.

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IMPLEMENTATION. Users who are publishers may list assets including but not limited to mobile sites, applications, and device platforms ("Mobile Properties") and make them available for advertisement. Users who are publishers hereby grant Company the right to access, index and cache requests made from User's Mobile Property to the Service, including by automated means. Users who are advertisers may produce content including but not limited to text links, banners, videos, and graphics ("Advertisements") for display on a publisher's Mobile Property. User agrees to comply with the technical specifications provided by Company to enable proper display of the Advertisements in connection with the Services.

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COMMUNICATIONS SOLELY WITH COMPANY. User agrees to direct to Company and not to any advertiser or publisher, as the case may be, all communications regarding any matter arising out of User's use of the Services. Without limiting the foregoing, User shall not initiate any communication of any kind that encourages, solicits, induces, diverts, entices or otherwise takes away from Company the business or patronage of an advertiser or publisher of Company.

•	CONTENT

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All materials displayed or performed on or accessible through the Site or Services (including, but not limited to text, graphics, articles, photographs, images, illustrations, audio clips and video clips, also known as the "Content") are protected by copyright. The term "Content" as used herein specifically includes any advertising or other content made available or submitted by any advertiser and any website or other content published by or associated with any publisher. User shall abide by all copyright notices, information, and restrictions contained in any Content accessed in connection with the Services.

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User acknowledges and agrees that if User uses any of the Services to contribute or make available Content, Company is hereby granted a non-exclusive, worldwide, royalty-free, transferable right to fully exploit such Content (including all related intellectual property rights) and to allow others to do so in connection with the Services and the Site. To the extent allowed by law, the foregoing includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "Moral Rights." To the extent User retains any such Moral Rights under applicable law, User hereby ratifies and consents to any action that may be taken with respect to such moral rights by Company and agrees not to assert any Moral Rights with respect thereto.

•	DISCLAIMERS

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User acknowledges and agrees that Company has no special relationship with or fiduciary duty to User and that Company has no control over, and no duty to take any action regarding: which users gains access to the Site or Services; what Content User accesses or receives via the Site or Services; what Content other Users may make available, publish or promote in connection with the Services; what effects any Content may have on User or its users or customers; how User or its users or customers may interpret, view or use the Content; what actions User or its users or customers may take as a result of having been exposed to the Content, or whether Content is being displayed properly in connection with the Services.

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Further, (i) if User is a publisher, User specifically acknowledges and agrees that Company has no control over (and is merely a passive conduit with respect to) any Content that may be submitted or published by any advertiser, and that User is solely responsible (and assumes all liability and risk) for determining whether or not such Content is appropriate or acceptable to User, and (ii) if User is an advertiser, User specifically acknowledges and agrees that Company has no control over any Content that may be available or published on any publisher website (or otherwise), and that User is solely responsible (and assumes all liability and risk) for determining whether or not such Content is appropriate or acceptable to User.

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User releases Company from all liability in any way relating to User's acquisition (or failure to acquire), provision, use or other activity with respect to Content in connection with the Site or Services. The Site may contain, or direct User to sites containing, information that some people may find offensive or inappropriate. Company makes no representations concerning any Content contained in or accessed through the Site or Services, and Company will not be responsible or liable for the accuracy, copyright compliance, legality or decency of material contained in or accessed through the Site or Services. Company makes no guarantee regarding the level of impressions of or clicks on any Advertisement, or the timing of delivery of such impressions and/or clicks.

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THE SERVICES, CONTENT AND SITE ARE PROVIDED ON AN "AS IS" BASIS, WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. COMPANY DOES NOT WARRANT THE RESULTS OF USE OF THE SERVICES, INCLUDING, WITHOUT LIMITATION, THE RESULTS OF ANY ADVERTISING CAMPAIGN, AND USER ASSUMES ALL RISK AND RESPONSIBILITY WITH RESPECT THERETO. SOME STATES DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS, SO THE ABOVE LIMITATIONS MAY NOT APPLY TO USER.

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Electronic Communications Privacy Act Notice (18 USC 2701-2711): COMPANY MAKES NO GUARANTY OF CONFIDENTIALITY OR PRIVACY OF ANY COMMUNICATION OR INFORMATION TRANSMITTED ON THE SITE OR ANY WEBSITE LINKED TO THE SITE OR THROUGH ANY USE OF THE SERVICES. Company will not be liable for the privacy of e-mail addresses, phone or communication device numbers, registration and identification information, disk space, communications, confidential or trade-secret information, or any other Content stored on its equipment and transmitted over networks accessed by the Site, or otherwise connected with User's use of the Site or Services.

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REGISTRATION AND SECURITY. As a condition to using Services, User may be required to register with Company and select a password and enter User's email address ("Company User ID"). User shall provide Company with accurate, complete, and updated registration information. Failure to do so shall constitute a breach of this Agreement, which may result in immediate termination of User's account. User may not (i) select or use as a Company User ID a name of another person with the intent to impersonate that person; (ii) use as a Company User ID a name subject to any rights of a person other than User without appropriate authorization. Company reserves the right to refuse registration of, or cancel a Company User ID in its discretion. User shall be responsible for maintaining the confidentiality of User's Company password.

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EQUIPMENT AND ANCILLARY SERVICES. User shall be responsible for obtaining and maintaining any equipment or ancillary services needed to connect to, access the Site or otherwise use the Services, including, without limitation, hardware devices, software, and other Internet, wireless, broadband, phone or other communication device connection services. User shall be responsible for ensuring that such equipment or ancillary services are compatible with the Site and any Services and User shall be responsible for all charges incurred in connection with all such equipment and ancillary services, including any fees charged for airtime usage and/or sending and receiving messages or related notifications.

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INDEMNITY. User will indemnify and hold Company, its parents, subsidiaries, affiliates, officers and employees, harmless, including costs and attorneys' fees, from any claim or demand made by any third party due to or arising out of User's access to the Site, use of the Services, the violation of this Agreement by User, or the infringement by User, or any third party using the User's account, of any intellectual property or other right of any person or entity.

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LIMITATION OF LIABILITY. IN NO EVENT SHALL COMPANY BE LIABLE WITH RESPECT TO THE SITE OR THE SERVICES (I) FOR ANY AMOUNT IN THE AGGREGATE IN EXCESS OF THE FEES PAID BY USER THEREFOR; OR (II) FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATIONS AND EXCLUSIONS MAY NOT APPLY TO USER.

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FEES AND PAYMENT. Some of the Services require payment of fees. Company reserves the right to change its price list and to institute new charges at any time, upon prior notice to User, which may be sent by email or posted on the Site. If User is an advertiser, User shall pre-pay all applicable fees, as described on the Site, in connection with such Services selected by User. If User is a publisher, User shall receive a percentage of the Net Revenue of Advertisements associated with User's use of the Services as solely determined by Company. "Net Revenue" shall mean revenues actually received by AdMob from the sale, use or other disposition of Advertisements displayed on Publisher's Mobile Property less sales, use and excise taxes, less any agency commissions, carrier and/or partner fees, and less any allowances actually made or taken for returns, cash discounts or promotional allowances but excluding other revenues indirectly earned, if applicable, for consulting, planning and targeting, copywriting, site building, account management or technical modifications or technical innovations which may be charged by AdMob to third parties from time to time. The portion of Net Revenue received by User shall be determined on the first Monday of each calendar month, on which day those revenues accrued to User's account thirty (30) or more days earlier shall become eligible to be paid. Payments to User shall be sent by Company only if User's earned balance is greater than or equal to $20USD (Twenty Dollars, US). If User's earned balance is less than $20USD, no check shall be sent until the following calendar month, on the first Monday of which Company shall make the aforesaid determination anew. In addition, if User is a publisher, User agrees that any payments that may become due to User (as described on the Site) are specifically conditioned upon Company's receipt of full payment from the applicable advertiser. If Company does not receive the applicable payment in full from any such advertiser, Company shall have no liability or responsibility to User (and User hereby releases Company) with respect thereto. If User disputes any payment made in connection with the Services, User must notify Company in writing within thirty (30) days of any such payment. Failure to so notify Company shall result in the waiver by User of any claims related to such disputed payment. Payment shall be calculated solely based on records maintained by Company. No other measurements or statistics of any kind shall be accepted by Company or have any effect under this Agreement. Company shall not be liable for any payment based on (i) any fraudulent impressions generated by any person, robot, automated program or similar device or for fraudulent impressions similarly generated on any advertisements, as reasonably determined by Company; (ii) impressions commingled with a significant number of fraudulent impressions or fraudulent clicks described in (i) above; or (iii) any breach of this Agreement by User. To ensure proper payment, User is solely responsible for providing and maintaining accurate contact and payment information associated with User's account and Company User ID. User agrees to pay all applicable taxes or charges imposed by any government entity in connection with User's use of the Services.

•	OTHER POLICIES.

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In the course of using the Site or Services, User may be asked to provide certain personally identifiable information to Company (such information referred to hereinafter as "User Information"). Company's information collection and use policies with respect to such User Information are set forth in the Site's Privacy Policy which is incorporated herein by reference for all purposes. User acknowledges and agrees that User is solely responsible for the accuracy and content of its User Information. Company cannot and does not guarantee the security of any of the User Information that a User transmits online.

o	Users who believe that material or Content residing on or accessible through the Site or Services infringes a copyright should review the Site's Copyright Dispute Policy.

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TERMINATION. Either party may terminate the Services at any time by notifying the other party by any means. Company may also terminate or suspend any and all Services and access to the Site immediately, without prior notice or liability, if User breaches any of the terms or conditions of this Agreement. Any fees paid hereunder are non-refundable and non-cancelable. Upon termination of the User's account, User's right to use the Services will immediately cease and User will remove all Company code from User's Mobile Properties. All provisions of this Agreement which by their nature should survive termination shall survive termination, including, without limitation, ownership provisions, warranty disclaimers, and limitations of liability.

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REPRESENTATIONS AND WARRANTIES. If User is a publisher, User represents and warrants to Company that (i) User is the owner of each Mobile Property User designates in connection with the use of Services or that User is legally authorized to act on behalf of the owner of such Mobile Property for the purposes of this Agreement, and (ii) User has all necessary right, power and authority to enter into this Agreement and to perform the acts required of User hereunder. User further represents and warrants to Company that each of User's Mobile Properties and any material displayed therein: (a) comply with all applicable laws, statutes, ordinances and regulations; (b) do not breach and have not breached any duty toward or rights of any person or entity including, without limitation, rights of intellectual property, publicity or privacy, or rights or duties under consumer protection, product liability, tort, or contract theories; and (c) are not hate-related in content. If User is an advertiser, User represents and warrants to Company that (i) User is the owner of each Advertisement User designates in connection with the use of Services or that User is legally authorized to act on behalf of the owner of such Advertisement for the purposes of this Agreement, and (ii) User has all necessary right, power and authority to enter into this Agreement and to perform the acts required of User hereunder. User further represents and warrants to Company that each of User's Advertisements and any material displayed therein: (a) comply with all applicable laws, statutes, ordinances and regulations; (b) do not breach and have not breached any duty toward or rights of any person or entity including, without limitation, rights of intellectual property, publicity or privacy, or rights or duties under consumer protection, product liability, tort, or contract theories; (c) are not hate-related in content and (d) are free from viruses and any other contaminants of any nature whatsoever.

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MISCELLANEOUS. The failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further rights hereunder. Company shall not be liable for any failure to perform its obligations hereunder where such failure results from any cause beyond Company's reasonable control. If any provision of this Agreement is found to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement is not assignable, transferable or sublicensable by User except with Company's prior written consent. This Agreement shall be governed by and construed in accordance with the laws of the state of California without regard to the conflict of laws provisions thereof. Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements, communications and other understandings relating to the subject matter of this Agreement, and that all modifications must be in a writing signed by both parties, except as otherwise provided herein. No agency, partnership, joint venture, or employment is created as a result of this Agreement and User does not have any authority of any kind to bind Company in any respect whatsoever.